UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g)

of the Securities Exchange Act

BECTON, DICKINSON AND COMPANY

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New Jersey	22-0760120
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1 Becton Drive
Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
1.000% Notes due 2022	New York Stock Exchange
1.900% Notes due 2026	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-206020

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1:	Description of Registrant’s Securities to be Registered

The titles of the securities to be registered hereunder are “1.000% Notes due 2022” and “1.900% Notes due 2026.” For a description of each of the securities to be registered hereunder, reference is made to the information under the heading “Description of Notes” and under the heading “Description of Debt Securities,” in the prospectus supplement, dated December 1, 2016, which was filed with the Securities and Exchange Commission (the “Commission”) on December 5, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, and the prospectus dated July 31, 2015, contained in our effective registration statement on Form S-3 (Registration No. 333-206020), which registration statement was filed with the Commission on July 31, 2015, which information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2:	Exhibits

Exhibit 4.1	Indenture, dated as of March 1, 1997, between Becton, Dickinson and Company (the “Company”) and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as trustee — incorporated herein by reference to Exhibit 4(a) to the Company’s Current Report on Form 8-K filed on July 31, 1997.

Exhibit 4.2	Form of Note for 1.000% Notes due 2022.

Exhibit 4.3	Form of Note for 1.900% Notes due 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Becton, Dickinson and Company
(Registrant)

Dated: December 15, 2016	By:	/s/ Gary DeFazio
	Name:	Gary DeFazio
	Title:	Senior Vice President, Corporate Secretary and Associate General Counsel